Exhibit 23.3

CONSENT OF THE NATIONAL SKI AREAS ASSOCIATION

We hereby consent to the reference to The National Ski Areas Association and our reports in the Prospectus contained in the Registration Statement on Form S-1 of Peak Resorts, Inc. and any amendments thereto. We hereby further consent to the use of the information contained in our reports and surveys referenced in such Prospectus.

Dated: October 16th, 2014	THE NATIONAL SKI AREAS ASSOCIATION

By:
	Name:	Michael Berry
	Title:	President

133 S. VAN GORDON STREET, SUITE 300    LAKEWOOD, COLORADO 80228    TEL (303) 987-1111    FAX (303) 986-2345